Exhibit 10.5

THIS AGREEMENT is made and entered in the City of Chihuahua, State of Chihuahua as of the 18th day of August, 2005

AMONG:

COMPAÑÍA MINERA DE NAMIQUIPA, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO HUMBERTO AYUB TOUCHE holding general powers of attorney for legal representation and collections, acts of administration and domain (hereinafter referred to as  “Namiquipa”)

MINERA RIO TINTO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO HUMBERTO AYUB TOUCHE holding general powers of attorney for legal representation and collections, acts of administration and domain (hereinafter referred to as  “MRT”)

Y

MARIO HUMBERTO AYUB TOUCHE, acting in his own rights, a Citizen of México, married, a businessman, born in Chihuahua, Chih. on September 12, 1953and having a domicile at San Antonio No. 2036 Chihuahua, Chihuahua (hereinafter referred to as “Ayub”);

(“Namiquipa”, “MRT” and “Ayub” shall hereinafter be collectively referred to as the “Concessionaires”);

OF THE FIRST PART

AND:

SUNBURTS  MINING DE MÉXICO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by   TRACY ALLIN MOORE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Del Mar # 1022 – 5 Zona Costera, Mazatlán, Sinaloa, C. P. 82149, (R. F. C. SMM050708TJ7)(hereinafter referred to as the  “Exploration Company”)

OF THE SECOND PART

WHEREAS:

A.

The Concessionaires are the sole legal and beneficial recorded owners of the Mining Concessions

B.

The Concessionaires desire to grant to the Exploration Company, and the Exploration Company  desires to acquire from the Concessionaires,

the Exploration Rights and the Option to purchase 100% title to the Mining Concessions, subject to the terms and conditions herein set forth (as defined here-below).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

PART 1

SCHEDULES AND DEFINITIONS

1.2.

The following Schedules shall form part of this Agreement:

Schedule A –

Mining Concessions

Schedule B –

NSR Royalty

Schedule C –

English Version

1.2.  The following terms shall, when used in this Agreement, have the meaning and interpretation set forth as follows (except as otherwise expressly provided or as the context otherwise requires):

this Agreement means this agreement, as from time to time supplemented or amended by the parties,

Area of Influence means that area that falls within the perimeter of the land area comprised in the Mining Concessions,

Commercial Production means the commercial exploitation of ore, but does not include milling for the purpose of testing or milling or leaching by a pilot plant or during the initial tune-up period of a plant.  Commercial Production will be deemed to have commenced:

(i) if a plant is located on any portion of the Mining Concessions, on the first day of the month following the first period of 30 consecutive days during which ore has been processed through such plant for not less than 90 days from the start-up date of such plant, or

(ii) if no plant is located on any portion of the Mining Concessions, on the first day of the month following the first period of 90 days during which ore has been shipped from the property for the purpose of earning revenue;

Exploration Rights means those rights described in Part 6 of this Agreement;

Mining Concessions means the mining concessions described in Schedule A hereto and any exploitation concessions or other interests into which such concessions, exploitation concessions or interests may have been converted;

NSR Royalty means the net smelter return royalty to be paid to the Royalty Holder pursuant to Part 7 from the net proceeds of sales of mineral products extracted from any portion of the Mining Concessions, as set out in schedule B attached hereto,

Option means the option granted to the Exploration Company to acquire an undivided 100% right, title and interest in the Mining Concessions as provided in Part 4,

Option Period means the period of time during which the Option is in full force and effect, commencing from the date hereof and ending on the fourth anniversary of such date.

PART 2

REPRESENTATIONS AND WARRANTIES OF THE CONCESSIONAIRES

2.1   The Concessionaires represent and warrant to the Exploration Company that

(a)

the Concessionaires are the sole legal and beneficial recorded owners of the Mining Concessions in the proportion and form as set forth in Schedule A attached hereto and will remain so entitled in accordance with this Agreement so as to allow the Exploration Company to exercise the Option,

(b)

the Mining Concessions are, as of the date hereof and will remain during the term of this Agreement, free and clear of all liens, charges and claims of others and in full compliance with all obligations imposed under the Mining Act of Mexico and its regulations;

(c)

no person, firm or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase or acquisition of any of the Mining Concessions,

(d)

it is no adverse claim or challenge against or to the ownership of or title to any of the Mining Concessions, nor to their knowledge there is any basis therefor, and no person, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the Mining Concessions,

(e)

the Mining Concessions have been duly and validly located and recorded, and are accurately described herein,

(f)

while this Agreement remains in full force and effect they will:

a.

not reduce or file an application to reduce any portion of the surface area comprising the Mining Concessions, without the written consent of the Exploration Company;

b.

not pledge, charge, or offer in collateral any of the rights attached to or the ownership of the Mining Concessions,

c.

execute any act that is required, necessary or prudent to prevent any third person from charging or encumbering, or attempt to charge or encumber the rights attached to or the ownership of the Mining Concessions,

d.

guarantee and secure the pacific possession and enjoyment of the rights herein granted to the Exploration Company, and

e.

not do any act inconsistent with the transactions contemplated hereunder

PART 3

REPRESENTATIONS AND WARRANTIES OF THE EXPLORATION COMPANY

3.1

The Exploration Company represents and warrants to the Concessionaires that

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of the United Mexican States and is lawfully authorized to enter into this Agreement,

(b)

it possesses the legal capacity under Mexican law to acquire, hold and deal as a proprietor (i) mining concessions located within the territory of Mexico in accordance with article 11 of the Mining Act, and (ii) real estate property located outside of the constitutionally-restricted area within Mexico in accordance with article 10-A of the Foreign Investment Act and article 8 of its Regulations,

(c)

it is, with respect to all required filings with the Registrar of Companies of its incorporating jurisdiction, the Mines Recorders’ Office and the Foreign Investment Registry, in good standing,

(d)

it has obtained all necessary approvals, consents, licenses and registrations to enter into and perform its obligations hereunder, and in particular, to acquire from the Concessionaires the exclusive right and option to purchase an undivided 100% right, title and interest in and to the Mining Concessions,

PART 4

ACQUISITION OF OPTION

4.1.

The Concessionaires hereby individually and collectively grant to the Exploration Company the sole and exclusive right and option but not the obligation to purchase an undivided 100% right, title and interest in and to the Mining Concessions, free and clear of all charges, encumbrances and claims of others, subject to the terms of this Agreement.

4.1.1.

The Exploration Company will have exercised the Option by paying the Concessionaires the total sum of USD $ 910,000 (Nine Hundred Ten Thousand United States Dollars 00/100) (the “Purchase Price”) as follows:

a)

USD $ 100,000 (One Hundred Thousand United States Dollars 00/100) by November 30, 2005;

b)

USD $ 60,000 (Sixty Thousand United States Dollars 00/100) by August 30, 2006;

c)

USD $ 140,000 (One Hundred Forty Thousand United States Dollars 00/100) by August 30, 2007;

d)

USD $ 110,000 (One Hundred Ten Thousand United States Dollars 00/100) by August 30, 2008;

e)

USD $ 500,000 (Five Hundred Thousand United States Dollars 00/100) on the date of exercise of the Option and the Exploration Company acquire 100% title to the Mining Concessions;

4.1.2.

The Concessionaires hereby agree that each one of them is entitled to receive one-third (33.3%) of all payments to be made pursuant to Clause 4.1.1. and that each of the Concessionaires shall deliver to the Exploration Company the applicable tax receipt for each payment received in accordance hereof. The Concessionaires hereby appoint MARIO HUMBERTO AYUB TOUCHE as their legal common representative, with sufficient authority in accordance with article 2,554 of the Federal Civil Code of Mexico, so that he, in the name and representation of the Concessionaires, receive all payments to be made to them as herein set out.

The making of any option payment set out in Subsection 4.1.1. a) to C) shall not obligate the Exploration Company to make any further payment as therein set out.

4.2.

Early Termination.  This Agreement is an option only. The Exploration Company, but not the Concessionaires, may at any time prior to the exercise of the Option relinquish its rights acquired hereunder and terminate this Agreement on 30 days' written notice to the common representative of the Concessionaires and, in the event of such termination, this Agreement, except for the obligations of the Exploration Company incurred prior to the effective date of termination, will be of no further force and effect.

4.5.

Additional Obligations.  During the Option Period, the Exploration Company shall maintain the Mining Concessions in good standing, including without limitation, making all required payments for mining duties and filing of assessment reports as provided under applicable Mexican law. The Exploration Company shall be responsible for payment of mining duties owing on the Mining Concession, including principal amount, late payment charges and inflationary adjustments, from January 1,2004.

PART 5

EXERCISE OF OPTION

5.1.

Prior to the exercise of the Option pursuant to Subsection 4.1.1. the Exploration Company shall notify in writing to the Concessionaires its intention to exercise the Option (the “Notice to Exercise”). On exercise of the Option as herein set out,  the Concessionaires and the Exploration Company, or any of its successors or assigns as the case may be, shall, within a term of 15 days from the date the Notice to Exercise is notified to the Concessionaires, properly sign, notarially ratify and submit for registration at the Mines Registry Office of the Secretariat of the Economy of Mexico a transfer agreement (the “Transfer Agreement”) effecting the transfer to the Exploration Company, or to any of its successors or assigns as the case may be, of an undivided 100% interest and title to the Mining Concessions, free and clear of all charges, liens, encumbrance and claims of others, without any further consideration for the Concessionaires.

5.2.

The Notice to Exercise shall contain (a) the irrevocable intent of the Exploration Company to exercise the Option (b) the date, time and place where the Concessionaires and the Exploration Company shall appear to sign and notarially ratify the Transfer Agreement and (c) a draft of the Transfer Agreement strictly containing the terms and conditions herein set forth.

PART 6

RIGHT OF ENTRY; EXPLORATION RIGHTS

6.1.

Throughout the Option Period the Exploration Company, its directors, officers and independent contractors shall have the right in respect of the Mining Concessions and in accordance with the laws of Mexico to carry out any activity conducive to the identification of mineral deposits in any portion of the Mining Concessions and the quantification and evaluation of mineral reserves to determine their economic recovery, and to

(a)

enter thereon,

(b)

do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Exploration Company may determine advisable, including, drilling, trenching, excavation activities, geological, geochemical and geophysical surveys and the mapping of the results therefrom, including airborne surveys; the sampling of soil, stream sediments and rocks; metallurgical analyses and tests on samples; assaying of the mineral content of all sampling and pilot plant testing;

(c)

bring upon and erect upon the Mining Concessions buildings, plant, machinery and equipment as the Exploration Company may deem advisable, and

(d)

remove therefrom and dispose of reasonable quantities of ores, mineral and metals for the purpose of obtaining assays or making other tests

(collectively referred to as the “Exploration Activities”).

PART 7

NET SMELTER RETURN ROYALTY AND EXPLOITATION RIGHTS

7.1.

The Concessionaires hereby collectively reserve a right to a 2.5% Net Smelter Return Royalty on any production of minerals from any of portion of the Mining Concessions. As used in this Agreement, the term “Net Smelter Return Royalty” shall have the meaning as set forth in Schedule B.

7.2.

The Concessionaires hereby collectively reserve a right to carry out exploitation of minerals from any portion of the Mining Concessions to an amount not to exceed 5,000 tonnes of rock material per month (the “Exploitation Rights”); in respect to the Exploitation Rights, the parties hereto covenant and agree as follows:

a)

the permitted quota per month is non-cumulative; any unused portion of such quota on any given month will not be cumulative to the following month(s)’ quota(s);

b)

no activity conducted or contemplated by the Concessionaires  pursuant to the Exploitation Rights can or will interfere, delay or interrupt any of the activities set out in Part 6;

c)

in the event any of the Concessionaires is contemplating or conducting any of the activities described under Exploitation Rights within an area where the Exploration Company has commenced or is contemplating the commencement of any of the activities described in Part 6, the execution of the Exploration Activities by the Exploration Company WILL have at all times the absolute first right and the unobjectable priority over any of the Exploitation Activities contemplated or commenced  by the Concessionaires; if any of the Concessionaires is conducting any of the exploitation activities described herein within an area where the Exploration Company is contemplating the conducting of exploration activities contemplated herein, the Exploration Company shall give the Concessionaires a 10 calendar day notice for such concessionaire to cease all of the exploitation activities being conducted in such area;

d)

the Exploitation Rights granted herein to the Concessionaires  shall cease to exist on the date of the exercise of the Option by the Exploration Company or by any of the Exploration Company’s successors or assigns;

e)

the Concessionaires, their respective representatives and contractors shall comply with any and all provisions imposed by mining, labour, environmental and tax legislation applicable during, before or at the conclusion of the activities described under the Exploitation Rights, and to be exclusively liable to third parties and authorities of any nature for any sanction, penalty or judgement issued therefrom;

f)

the Concessionaires, their respective representatives and contractors shall indemnify and hold the Exploration Company harmless from any loss, liability, claim, accusation, demand or penalty that may be issued to or assessed against the Exploration Company, its representatives or contractors by a third party or authority of any nature whatsoever in respect to or as a result of any violation of or contravention by the the Concessionaires, its representatives or contractors, to any provision imposed by mining, labour, environmental or fiscal legislation;

g)

the Concessionaires, their respective representatives and contractors shall restore and rehabilitate any loss or damage that may be caused to the soil or subsoil of the surface area comprising the Mining Concessions, during or as a result of the execution of any activity described under the Exploitation Rights; and they shall clean, maintain in good condition and rehabilitate / restore the said soil, subsoil and terrain on conclusion of the said activities;

h)

the Concessionaires, their respective representatives and contractors, shall apply for and obtain from all competent municipal, state or federal authorities, or from individuals or corporations as the case may be, all permits, authorizations, concessions or favourable resolutions (or, when mandated by law, to issue a notice) in order to authorize the said Concessionaires to: (1) conduct any of the activities described under the Exploitation Rights, (2) build, operate or maintain any mill, processing plant, structure or building, and its components, (3) consume or use water, (4) use, consume, purchase or store explosives; (5) acquire access rights, rights of way, temporary occupation or easements on any portion of the Mining Concessions;

i)

there is no labour relationship between or among themselves or between or among the employees or contractors of one of the parties in respect to the other party; therefore, the parties expressly agree that each party shall individually bear all obligations or responsibilities, if any, imposed to each of them under applicable labour and tax legislation, or imposed to each party in respect to such party’s employees or contractors. Further, the parties agree to indemnify and hold each other harmless from, against to and in respect of, any suit, demand or complaint claimed or filed before any labor, administrative or judicial authority by one of the party’s employees or contractors against the other party,

j)

the Exploration Company shall have access to any area where the Concessionaires activities are being conducted or contemplated to verify and inspect compliance with the obligations hereunder; the Concessionaires shall grant to the Exploration Company access to any place and provide it with any document or information for the purposes named herein.

PART 8

TERMINATION OF OPTION

8.1.

If the Option is terminated pursuant to Subsection 4.2., the Exploration Company shall deliver to the Concessionaires, within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data in the possession of the Exploration Company with respect to the  Mining Concessions.

PART 9

TRANSFERS

9.1.

The Exploration Company, but not the Concessionaires, may, at any time during the Option Period, sell, transfer or otherwise dispose of its rights and obligations contained in this Agreement (without the requirement of additional consent from the Concessionaires), provided that any purchaser, grantee or transferee of any such interest shall have first assumed all of the obligations of the Exploration Company under this Agreement.

PART 10

FORCE MAJEURE

10.1.

If the Exploration Company is at any time either during the Option Period or thereafter is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Exploration Company, the time limited for the performance by the Exploration Company of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2.

The Exploration Company shall within 30 days give notice to the Concessionaires of each event of force majeure under Subsection 10.1. and upon cessation of such event shall furnish  the Concessionaires with notice to that effect together with particulars of the number of days by which the obligations of the Exploration Company hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

PART 11

DEFAULT AND TERMINATION

11.1.

If at any time during the term this Agreement is in full force and effect any of the parties (the “Defaulting Party”) fails to perform any of its obligations required to be performed hereunder or is in breach of a warranty given herein, the other party may terminate this Agreement but only if

(a)

it has first given to the Defaulting Party a notice of default containing particulars of the obligation(s) which it has not performed, or the warranty breached, and

(b)

the Defaulting Party has not, within thirty days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance.

PART 12

NOTICES

12.1.

Notices.  Any notice or notification given or required to be given between the parties as a result of the application of this Agreement shall be given in writing and shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, as follows:

If to the Exploration Company:

If to the Concessionaires:

Attention: Sole Administrator

Attention: Mario Ayub Touché

Av. Del Mar No. 1022-5 Zona Costera

Pascual Orozco No. 2117 Col. Cima

Mazatlán, Sinaloa, México. C. P.82149

Chihuahua, Chihuahua, México.

Main.. (6699) 90 05 48

Fax.(6699) 86 98 59

(614) 414-7191

Fur receipt of any notice to be given to any of the Concessionaires pursuant to this Agreement, the Concessionaires appoint Mario Humberto Ayub Touche as their common legal representative holding sufficient authority under the law to receive and hear all notices directed to such Concessionaires.

The parties may, at any time, change their above-referenced domiciles by ten days written notice to the other party.

12.2.

All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier.  All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt.  A Party may change its address by Notice to the other Party.

PART 13

GOVERNING LAW

13.1.

Governing Law.  This Agreement shall be construed and regulated by the provisions of the Mining Act of Mexico and the Regulations, the Code of Commerce, the Federal Civil Code and the Civil Code of the State of Chihuahua, Mexico. The parties hereto attorn to the jurisdiction of the state and federal tribunals of the City of Chihuahua, State of Chihuahua, which shall have the authority to resolve any dispute, suit or claim arising under, or the interpretation or construction of, this Agreement. The parties hereby renounce to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to, by virtue of their current or future domiciles or by provision of any law currently or in the future in force and effect.

PART 14

GENERAL

14.1.

The parties hereto shall act towards each other in good faith and cooperation in all matters connected herewith, provided that:

(a)

such relationship shall not impose upon either of them any duties or liabilities whatsoever except in accordance with this Agreement;

(b)

this Agreement shall not be deemed to constitute or create a partnership between the parties or to create any joint and several liability between them;

(c)

neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as provided herein.

14.2.

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

14.3.

This Agreement may not be amended except in writing executed by each of the parties hereto.

14.4.

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instalments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Mining Concessions or any portion thereof.

14.5.

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

14.6.

This Agreement is approved by the parties in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule C hereto and made part hereof for all corresponding legal effects.

IN WITNESS WHEREOF the parties have executed this agreement on the date first above written.

THE “CONCESSIONAIRES”

COMPAÑÍA MINERA DE NAMIQUIPA, SA DE CV

/s/ Mario Ayub

MARIO HUMBERTO AYUB TOUCHE

LEGAL REPRESENTATIVE

MINERA RIO TINTO, SA DE CV

/s/ Mario Ayub

MARIO HUMBERTO AYUB TOUCHE

LEGAL REPRESENTATIVE

/s/ Mario Ayub

MARIO HUMBERTO AYUB TOUCHE

IN HIS OWN RIGHTS

THE “EXPLORATION COMPANY”

SUNBURST MINING DE MEXICO, S.A. DE C. V.

/s/ Tracy Allin Moore

TRACY   ALLIN   MOORE

SOLE ADMINISTRATOR

SHEDULE A

MINING CONCESSIONS

SHEDULE A – 1

MINING CONCESIÓNS OWNED BY MINERA RIO TINTO, SA DE CV

GUAZAPARES 5 MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares 5

1.2.

Title Number: 213572

1.3.

Proprietor(s): Minera Rio Tinto, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 152 page 76, Volume 319

1.5.

Location: Guazapares, Chihuahua

1.6.

Class: Exploitation

1.7.

Term of Validity:  18/05/2001 al 17/05/ 2007

________________________________________________________________________

CONCESION MINERA VINORAMA

1.

Legal Description:

1.1.

Lot Name:  Vinorama

1.2.

Application Exploration: File 082/29275

1.3.

Propietor(s): Minera Río Tinto, S.A. de C.V.

1.4.

Location: Guazapares, Chihuahua

1.5.

Class: Exploración.

1.6.

Registry: October 25,  2004.

SHEDULE A – 2

MINING CONCESSIONS OWNED BY MINERA DE NAMIQUIPA, SA DE CV

GUZAPARES MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares

1.2.

Title Number: 209497

1.1.

Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.

1.3.

Recordation of Title: Book of Mining Concessions, Registration Number 37 page 19, Volume 306

1.4.

Location: Guazapares, Chihuahua

1.5.

Class: Exploration

1.6.

Term of Validity: 03/08/1999 al 02/08/2005

____________________________________________________________________

GUAZAPARES 1 MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares 1

1.2.

Title Number: 212890

1.3.

Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 190 page 95, Volume 317

1.5.

Location: Guazapares, Chihuahua

1.6.

Class: Exploration

1.7.

Term of Validity: 13/02/2001 al 12/02/2007

____________________________________________________________________

GUAZAPARES 2 MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares 2

1.2.

Title Number: 207499

1.3.

Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 199 page 100, Volume 302

1.5.

Location: Guazapares, Chihuahua

1.6.

Class: Exploration

1.7.

Term of Validity: 24/06/1998 al 23/06/2004

________________________________________________________________________

GUAZAPARES 3 MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares 3

1.2.

Title Number: 211040

1.3.

Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 140 page 70, Volume CCCXII

1.5.

Location: Guazapares, Chihuahua

1.6.

Class: Exploration

1.7.

Term of Validity: 24/03/2000 al 23/03/2006.

____________________________________________________________________

GUAZAPARES 4 MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name:  Guazapares 4

1.2.

Title Number: 223664

1.3.

Proprietor(s): Cia. Minera de Namiquipa, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 164 page 82, Volume 347

1.5.

Location: Guazapares, Chihuahua

1.6.

Class: Explotation

1.7.

Term of Validity:  02/02/2005 al 01/02/2055

____________________________________________________________________

SHEDULE A – 3

MINING CONCESSIONS OWNED BY MARIO AYUB TOUCHE

CANTILITO MINING CONCESSION

1.

Legal Description:

1.1.

Lot Name: Cantilito

1.2.

Title Number: 220788

1.3.

Proprietor(s): Mario Humberto Ayub Touche

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 168 page 84, Volume 339

1.5.

Location: Guazapares, Chihuahua.

1.6.

Class: Explotation

1.7.

Term of Validity: 07/10/2003 al 06/10/2053.

SCHEDULE B

NET SMELTER RETURN ROYALTY

ARTICLE I

DEFINITIONS

Any capitalized terms used but not otherwise defined in this Schedule shall bear the meaning ascribed to such capitalized terms in the Agreement. As used herein, the following terms shall have the meanings assigned to them as follows (in the event any term or definition of this Schedule shall conflict with any term or definition in the Agreement, the term or definition in this Schedule shall control and govern):

1.1

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, a Party.

1.2

“Agreement” means this Option Agreement signed with respect to the Mining Concessions by the Grantor and the Royalty Holder to which this Schedule is attached and made part.

1.3

“Allowed Deductions ” means the following charges to be deducted from Revenue:

(a)

melting, refining, sampling and treatment charges castigos charges, and including, without restricting the generality of the foregoing, losses of metals and charges for impurities and sale and handling charges during smelting and refining (including price participation charges for refining and/or refineries);

(b)

handling, transportation and insurance charges for the transportation of the Products from the mining lots comprised in the Mining Concessions to the smelter, refinery or any other place designated for treatment, and, in the event of gold, silver or precious metals concentrates, insurance charges;

(c)

ad valorem and production sale-based taxes, but not income taxes;

(d)

marketing charges, including commissions of the sale of Mineral Products; and,

(e)

any other charge as agreed upon by the parties from time to time.

1.4

 “Area of Interest” means that area that falls within the outer perimeter of the

Property.

1.5

“Company” means Sunburst Mining de Mexico, S.A. de C.V., a company incorporated pursuant to the laws of the United Mexican States, which is the Grantor under this Agreement, and its successors and assigns.

1.6

“Commercial Production” shall have the same meaning defined under the Agreement.

1.7

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (a) the legal or beneficial ownership of voting securities or membership interests; (b) the right to appoint managers, directors or corporate management; (c) contract; (d) operating agreement; (e) voting trust; or otherwise; and, when used with respect to an individual, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

1.8

“Deemed Revenue” means the following:

1.8.1

Where the Grantor or its Affiliates produce as a final Product or have produced as a final Product through a tolling or smelting or refining contract or any other transaction that results in the return to, or credit to the account of, Grantor or its Affiliates, of refined copper meeting either the good delivery requirements of the London Metal Exchange (“LME”) for Grade "A" Copper Cathode or for High Grade Copper meeting the COMEX division of the New York Mercantile Exchange ("COMEX") requirements for delivery, and/or fine gold bullion of .995 or better (“Gold Bullion”) and/or silver bullion of .9995 or better (“Silver Bullion”), in each case from ores or other material mined and removed from the Property, then notwithstanding anything in this Schedule to the contrary, the term “Deemed Revenue” for such metal shall be deemed to mean the net number of pounds avoirdupois of copper or troy ounces of Gold Bullion and Silver Bullion, as the case may be, returned to, or credited to the account of, Grantor or its Affiliates in a calendar quarter, multiplied by: (i) for copper, the average of the LME Settlement Price for Grade “A” Copper Cathode in the case of LME Grade “A” Copper Cathode or of the COMEX most nearby spot price in the case of COMEX High Grade Copper, in each case for the calendar quarter in which such copper is returned or credited; (ii) for Gold Bullion, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter in which such bullion is returned or credited; or (iii) for Silver Bullion, the average London Bullion Market Association Silver Fixing for the calendar quarter in which such bullion is returned or credited.

1.8.2

The average price for the calendar quarter shall be determined by dividing the sum of all daily prices posted during the relevant calendar quarter by the number of days that prices were posted.  The posted price shall be obtained, in the case of LME Grade “A” copper cathode or COMEX

Grade Copper, from Platt’s Metals Price Alert, Metals Week Monthly Averages for the applicable period or Metals Bulletin, but corrected to the official quotations of COMEX or the London Metal Exchange in the event of printing errors, and for other prices, The Wall Street Journal, Reuters, or other reliable source selected by the Grantor.  If the LME Settlement Price for Grade “A” Copper Cathode, or the COMEX most nearby spot price for High Grade Copper, the London Bullion Brokers P.M. Gold Fixing or the London Bullion Brokers Silver Fixing, as the case may be, ceases to be published, the Parties shall agree upon a similar alternative method for determining the average daily spot market price for refined copper, Gold Bullion or Silver Bullion, as the case may be, or upon failure to so agree, the average of the daily LME settlement prices during such period, as reasonably determined by the Grantor, shall be used.

1.8.3

In the case where an intermediate Product not described above as a final Product is distributed to an Affiliate of the Grantor and such intermediate Product is converted by such Affiliate or a third Person on behalf of such Affiliate to a Product meeting the standards set forth in this definition, then for purposes of calculating Deemed Revenue such Product shall be deemed produced, and the Deemed Revenue received, by the Grantor.

1.9

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, from time to time, applied on a consistent basis.

1.10

 “Grantor” shall mean the Company and its successors and assigns

1.11

“Mine” shall mean any excavation in the earth or in any tailings, whether being worked or not, made for the purpose of winning or exploiting Products, and shall include:

f)

any shaft, surface mine, tunnel or opening, underground or otherwise, from or through which Products have been or may be removed or extracted by any method whatsoever, in quantities larger than those required for purposes of Evaluation;

g)

the mining area and all buildings, structures, mine dumps, machinery, equipment, tools, access roads, airstrips, power lines, power generation facilities, evaporation and drying facilities, pipelines, railroads and other facilities for mining, transporting, storing and disposing of Products, waste and other materials; and

h)

any other facilities and objects required or intended to be used for the purposes of or in connection with such winning or exploitation.

1.12

“Net Revenue” shall be the Revenue less the Allowed Deductions  pertaining to such Revenue, in each case for the applicable calendar quarter.

1.13

Net Smelter Return Royalty” means the royalty granted by this Schedule B.

1.14

 “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity.

1.15

“Physical Product Revenue” shall mean revenues received for Products other than those described in the definition of “Deemed Revenue”.  The amount of such revenues shall be determined as follows:

1.15.1

If Products mined and removed from the Property are sold to a smelter, refiner or other purchaser (other than the Grantor or Affiliates of the Grantor) in the form of a crude or intermediate Product not meeting the requirements in subsection 1.6.1 of the definition of "Deemed Revenue" for metals as provided above (such as the sale of copper concentrates) or are distributed to an Affiliate but are not converted by such Affiliate into a final Product meeting the requirements in the definition of “Deemed Revenue” for metals as provided above, then the amount of Physical Product Revenue with respect to such crude or intermediate Product shall equal the amount of net revenues actually received by the Grantor from the physical sale of the payable metals in such Products to the smelter, refiner or other purchaser of Products, including any bonuses, premiums, and subsidies, and after deducting all Allowed Deductions , whether deducted by the purchaser or paid or incurred by the Grantor.  In the case where such products are distributed in kind to an Affiliate of the Grantor and then are sold without further processing by or for such Affiliate, such sale shall be deemed to be a sale by the Grantor for the purposes of making the calculations in this subsection 1.19.1 and the Revenue shall be deemed to have been received by the Grantor.

1.15.2

If Products mined and removed from the Property and distributed to an Affiliate in any transaction that is not covered by either subsection 1.19.1 above or the definition of Deemed Revenue, then in such event the Revenue attributed to such Products shall be the fair market value price that would otherwise be received from a third Party in an arm's length transaction for the sale of such Product, net of any Allowed Deductions  incurred.

1.16

“Products” shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Mining Concessions for commercial sale.  Products shall not include any material mined and removed from the Mining Concessions for use by Grantor for roads, foundations, concrete or other construction or industrial uses relating to the Property or material that is processed that did not originate from the Property.

1.17

“Property” for purposes of this schedule means the Mining Concessions, subject to any modification, change or improvement thereon made from time to time by the Grantor.

1.18

“Revenue” means the sum of Physical Product Revenue and Deemed Revenue for the applicable calendar quarter.

1.19

 “Royalty Account” means the accounting account established by the Grantor or on its behalf for the recordation of:

a)

all Allowed Deductions, as debit, calculated at the cash value at the time each cost is incurred, and

b)

all Revenue, as credit,

for purposes of the computation of the Net Smelter Return Royalty payable in each case for the applicable calendar quarter.

1.20

Royalty Holder” shall, collectively, mean the Concessionaires and their respective permitted successors and assigns,

1.21

“Royalty Percentage” shall mean  two point five percentage point (2.5%).

1.22

“Trading Activities” shall mean any and all price hedging and price protection activities undertaken by Grantor or its Affiliates with respect to any Products, raw materials, interest rates or currency exchanges including without limitation, any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges.  Such Trading Activities, and the profits and losses generated thereby, shall be taken into account in the calculation of royalties due to Royalty Holder, in connection with the determination of price, the date of sale, or the date any royalty payment is due.

1.23

“Transfer” shall mean any sale, grant, assignment, conveyance, encumbrance, pledge, hypothecation, abandonment or other transfer.

2

COMPUTATION AND PAYMENT OF NET SMELTER RETURN ROYALTY

2.1

Computation.  To compute the Net Smelter Return Royalty, the Grantor shall multiply the Net Revenue (shown as positive balance on the Royalty Account) by the Royalty Percentage in each case for the immediately preceding calendar quarter.

2.2

No Net Smelter Return Royalty shall be paid hereunder until the cumulative total of Revenue (shown as credits on the Royalty Account) exceeds the cumulative total of Allowed Deductions (shown as debits on the Royalty Account) calculated from the effective date of signing of this Agreement.

2.3

Payments.

2.3.1.

Grantor’s obligation to pay the Net Smelter Return Royalty shall commence from the date following the delivery by the Grantor to the Royalty Holder of a notice indicating commencement of Commercial Production.

2.3.2.

Upon Grantor’s determination that Net Smelter Return Royalty payments are due and owing under this Schedule, the Grantor shall pay to the Royalty Holder a payment equal to the Net Smelter Return Royalty computed under Section 2.1 within 45 days after the end of the calendar quarter for which such computation is made, and shall deliver with such payment a copy of the calculations used in connection with such payment.  Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.

3

ACCOUNTING MATTERS

3.1

Accounting Principles.  Subject to the provisions of applicable Mexican tax laws, all Revenue and Allowed Deductions shall be recorded on the Royalty Account and determined in accordance with GAAP as applied by the Grantor. Revenue and Allowed Deductions shall be determined by the accrual method.

4

AUDITS

4.1

Audit.  The Royalty Holder, upon written notice, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of the Net Smelter Return Royalty within two (2) months after receipt of a payment under Section 2.3.2. hereof.  Any calculation not so audited shall be deemed final and shall not thereafter be subject to audit or challenge.

4.2

Disputes.  The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice in writing of such objection within 2 months after receipt of final payment for the calendar quarter.

5

GENERAL

5.1

Records.  Grantor shall keep accurate records of tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Return Royalty hereunder.

5.2

Operations.  The Grantor and its Affiliates shall be entitled to (i) make all operational decisions with respect to the methods and extent of mining and processing of Products mined or derived from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling), (ii) make all decisions related to sales of such Products, and (iii) make all decisions concerning temporary or long-term cessation of operations.

5.3

Interest.  Nothing contained in the Agreement to which this Schedule is attached and made part hereof, shall be construed as conferring upon the Royalty Holder any right to or beneficial interest in the Property. The right to receive the Net Smelter Return Royalty from the Grantor as and when due shall be and shall be deemed to be a contractual right only. Furthermore, the right to receive such Net Smelter Return Royalty as and when due shall not be deemed to constitute the Grantor the partner, agent or legal representative of the Royalty Holder or to create any fiduciary relationship between them for any purpose whatsoever.

5.4

Right to Inspect.  The Royalty Holder or its authorized representative on not less than 30 days’ notice to the Grantor, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. The Royalty Holder or its authorized representative shall enter the Property at the Royalty Holder’s own risk and may not unreasonably hinder operations on or pertaining to the Property.  The Royalty Holder shall indemnify and hold harmless the Grantor and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder’s exercise of its rights herein.

5.5

Notices.

All notices, payments and other required communications (herein “Notices”) permitted or required hereunder shall be in writing, and shall be addressed to the respective domiciles of the Grantor and the Royalty Holder in the form and as set out in the Agreement to which this Schedule is attached.

5.6

Confidentiality.

5.6.1

Except as provided in Section 5.6.2, all information and data provided to the Royalty Holder under the terms of this Schedule shall not be disclosed by the Royalty Holder to any third Party or the public without the prior written consent of the Grantor, which consent shall not be unreasonably withheld.

5.6.2

The consent required by Section 5.6.1 shall not apply to a disclosure:

5.6.2.1

To an Affiliate or representative that has a bona fide need to be informed (but subject to the obligations of confidentiality herein);

5.6.2.2

To a governmental agency or to the public which the disclosing Affiliate believes in good faith is required by applicable Law or the rules of any stock exchange;

5.6.2.3

Made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such Party to seek appropriate protective orders.

5.6.3

Prior to any disclosure described in Subsections 5.6.2 (a), (b) or (c) above, such third Party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 5.6.

Notwithstanding anything contained in this Agreement to the contrary, a Party shall not disclose pursuant to this Agreement any geological, engineering or other data to any third Party without disclosing the existence and nature of any disclaimers which accompany such data and the requirements of applicable law or regulation or rules of the applicable stock exchange for public reporting, as the case may be.

5.7

Commingling.  The Grantor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Mining Concessions from which Products are to be produced, with ore, concentrates, minerals and other material mined and removed from other lands and Property; provided, however, that the Grantor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Grantor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Grantor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

5.8

Change in Ownership of Right to Net Smelter Return Royalty.  No change or division in the ownership of the Net Smelter Return Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Grantor.  Royalty Holder covenants that any change in ownership of the Net Smelter Return Royalty shall be accomplished in such a manner that Grantor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Grantor and its Affiliates may retain all payments otherwise due in escrow until the breach has been cured.  No change or division in the ownership of the Net Smelter Return Royalty shall be binding on Grantor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Grantor.

5.9

Assignment by Grantor.  Grantor shall be entitled to Transfer all or any portion of its interest in the Property.  If the Grantor Transfers all or any portion of its interest in the Property, upon obtaining from the transferee a written assumption of the obligations of the Grantor pursuant to this Schedule with respect to the interest so Transferred, the Grantor shall thereupon be relieved of all liability for payment of royalties under this Schedule for any royalties that may thereafter arise with respect to such transferred interest.